                                                                    EXHIBIT 99.2



                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                 )    Chapter 11
                                       )
LASON, INC., et al.,                   )    Case Nos. 01-11488,01-11489,
                                       )    01-11491, 01-11492, 01-11494,
                                       )    01-11496, 01-11497, 01-11499,
          Debtors.                     )    01-11501 and 01-11503 (MFW)
                                       )
                                       )    Jointly Administered

                          JOINT PLAN OF REORGANIZATION
                    OF LASON, INC. AND ITS SUBSIDIARY DEBTORS


Lawrence K. Snider, Esq.
Aaron L. Hammer, Esq.
MAYER, BROWN & PLATT
190 South LaSalle Street
Chicago, Illinois  60603-3441
(312) 782-0600

James L. Patton, Jr. (No. 2202)
Robert S. Brady (No. 2847)
Michael R. Nestor (No. 3526)
Young Conaway Stargatt & Taylor
1000 West Street, 11th Floor
Wilmington, Delaware  19899-0391
(302) 571-6600

ATTORNEYS FOR DEBTORS

Dated: January 11, 2002

INTRODUCTION...............................................................    1


ARTICLE I      DEFINED TERMS AND RULES OF INTERPRETATION...................    1

      1.1   Administrative Claim...........................................    1
      1.2   Agent for the DIP Lenders......................................    1
      1.3   Allowed........................................................    1
      1.4   Allowed Claim..................................................    1
      1.5   Amended Certificates of Incorporation and By-Laws..............    2
      1.6   Bankruptcy Code................................................    2
      1.7   Bankruptcy Court...............................................    2
      1.8   Bankruptcy Rules...............................................    2
      1.9   Business Day...................................................    2
      1.10  Cash...........................................................    2
      1.11  Chapter 11 Cases...............................................    2
      1.12  Claim..........................................................    2
      1.13  Claims Objection Deadline......................................    2
      1.15  Company Sale Proceeds..........................................    2
      1.16  Confirmation Date..............................................    2
      1.17  Confirmation Hearing...........................................    3
      1.18  Confirmation Order.............................................    3
      1.19  Convenience Claim..............................................    3
      1.20  Critical Employee Retention Plan Order.........................    3
      1.21  Debtor(s)......................................................    3
      1.22  DIP Credit Agreement...........................................    3
      1.23  DIP Financing Documents........................................    3
      1.24  DIP Lenders....................................................    3
      1.25  DIP Lender Claims..............................................    3
      1.26  Disbursing Agent...............................................    3
      1.27  Disbursing Agent Escrow Instructions...........................    3
      1.28  Disclosure Statement...........................................    4
      1.29  Disputed Claim.................................................    4
      1.30  Disputed Claim Amount..........................................    4
      1.32  Distribution Date..............................................    4
      1.33  Distribution Record Date.......................................    4
      1.34  Effective Date.................................................    4
      1.35  Estate(s)......................................................    4
      1.36  Exchange Act...................................................    4
      1.37  Executive Management Incentive.................................    4
      1.38  Executive Management Incentive Plan............................    4
      1.39  Executive Management Incentive Plan Participants...............    4
      1.40  Fee Claim......................................................    5
      1.41  File, Filed or Filing..........................................    5
      1.42  Final Order....................................................    5
      1.43  General Unsecured Claims.......................................    5
      1.44  Holder.........................................................    5
      1.45  Impaired.......................................................    5
      1.46  Intercompany Claim.............................................    5

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
      1.47  Interest.......................................................    5
      1.48  Key Manager....................................................    5
      1.49  Key Manager Claim..............................................    6
      1.50  Litigation Claims..............................................    6
      1.51  Net Sale Proceeds..............................................    6
      1.52  New Common Stock...............................................    6
      1.53  New Senior Secured Notes.......................................    6
      1.54  New Junior Note................................................    6
      1.55  Non-Tax Priority Claim.........................................    6
      1.56  Official Committee.............................................    6
      1.57  Old Common Stock...............................................    6
      1.58  Old Rights and Warrants........................................    7
      1.59  Old Secured Notes..............................................    7
      1.60  Other Secured Claim............................................    7
      1.61  Pension Plan...................................................    7
      1.62  Petition Date..................................................    7
      1.63  Plan...........................................................    7
      1.64  Plan Document..................................................    7
      1.65  Preferred Stock................................................    7
      1.66  Prepetition Agent..............................................    7
      1.67  Prepetition Credit Agreement...................................    7
      1.68  Prepetition Lenders............................................    7
      1.69  Priority Tax Claim.............................................    7
      1.70  Professional...................................................    8
      1.71  Reorganized Debtors............................................    8
      1.72  Reorganized LSON...............................................    8
      1.73  Reorganized Subsidiary Debtors.................................    8
      1.74  Sale Incentive Bonus...........................................    8
      1.75  Secured Lender Claim...........................................    8
      1.76  Securities Act.................................................    8
      1.77  Securities Claims..............................................    8
      1.78  Subsidiary Debtors.............................................    8
      1.79  Subsidiary Interests...........................................    8
      1.80  Substantive Consolidation Order................................    8
      1.81  Trustee........................................................    8
      1.82  Unimpaired Claim...............................................    8


ARTICLE II     CLASSIFICATION OF CLAIMS AND INTERESTS......................    9

      2.1   Unclassified Claims............................................    9
      2.2   Unimpaired Classes of Claims...................................    9
      2.3   Impaired Classes of Claims.....................................    9
      2.4   Impaired Classes of Interests..................................   10


ARTICLE III    TREATMENT OF CLAIMS AND INTERESTS...........................   10

      3.1   Unclassified Claims............................................   10
      3.2   Unimpaired Classes of Claims...................................   11

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
      3.3   Impaired Classes of Claims.....................................   11
      3.4   Impaired Class of Interests....................................   12
      3.5   Retention of Defenses Regarding Claims.........................   13


ARTICLE IV     MEANS FOR IMPLEMENTATION OF THE PLAN........................   13

      4.1   Limited Substantive Consolidation for Purposes of Treating
            Impaired Claims................................................   13
      4.2   Continued Corporate Existence and Vesting of Assets in the
            Reorganized Debtors............................................   14
      4.3   Corporate Governance, Directors and Corporate Action...........   14
      4.4   Cancellation of Notes, Instruments and Stock...................   16
      4.5   Issuance of New Securities and Related Documents...............   16
      4.6   Executive Management Incentive Plan............................   16
      4.7   Sources of Cash for Plan Distributions.........................   16
      4.8   Risk Management Program........................................   16
      4.9   Asset Sales....................................................   16


ARTICLE V      ACCEPTANCE OR REJECTION OF THE PLAN.........................   17

      5.1   Classes Entitled to Vote.......................................   17
      5.2   Cramdown.......................................................   17


ARTICLE VI     PROVISIONS GOVERNING DISTRIBUTIONS..........................   17

      6.1   Distributions for Claims Allowed as of the Effective Date......   17
      6.2   Interest on Claims.............................................   17
      6.3   Distributions by Reorganized Debtors...........................   17
      6.4   Delivery of Distributions and Undeliverable or Unclaimed
            Distributions..................................................   18
      6.5   Record Date for Distributions..................................   18
      6.6   Compliance with Tax Requirements...............................   19
      6.7   Allocation of Plan Distributions Between Principal and
            Interest.......................................................   19
      6.8   Means of Cash Payment..........................................   19
      6.9   Withholding and Reporting Requirements.........................   19
      6.10  Setoffs........................................................   19
      6.11  Fractional Shares..............................................   20
      6.12  Surrender of Cancelled Instruments.............................   20
      6.13  Lost, Stolen, Mutilated or Destroyed Debt Securities...........   20


ARTICLE VII    TREATMENT OF EXECUTORY CONTRACTS, UNEXPIRED LEASES AND
               PENSION PLANS...............................................   21

      7.1   Assumption of Executory Contracts and Unexpired Leases.........   21
      7.2   Claims Based on Rejection of Executory Contracts or
            Unexpired Leases...............................................   21
      7.3   Cure of Defaults of Assumed Executory Contracts and
            Unexpired Leases...............................................   21
      7.4   Indemnification of Directors, Officers and Employees...........   21
      7.5   Compensation and Benefit Programs; Employment Contracts;
            Pension Plan...................................................   22

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
ARTICLE VIII   PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND
               UNLIQUIDATED CLAIMS.........................................   22

      8.1   Objection Deadline; Prosecution of Objections..................   22
      8.2   No Distributions Pending Allowance.............................   23
      8.3   Disputed Claims Reserve........................................   23
      8.4   Distributions After Allowance..................................   23


ARTICLE IX     CONFIRMATION AND CONSUMMATION OF THE PLAN...................   23

      9.1   Conditions to Confirmation.....................................   23
      9.2   Conditions to Effective Date...................................   24
      9.3   Waiver of Conditions...........................................   25


ARTICLE X      EFFECT OF PLAN CONFIRMATION.................................   25

      10.1  Binding Effect.................................................   25
      10.2  Releases by the Debtors........................................   25
      10.3  Discharge of Claims and Termination of Interests...............   26
      10.4  Preservation of Rights of Action; Settlement of Litigation
            Claims.........................................................   26
      10.5  Exculpation and Limitation of Liability........................   26
      10.6  Injunction.....................................................   26
      10.7  Term of Bankruptcy Injunction or Stays.........................   27
      10.8  Termination of Subordination Rights and Settlement of
            Related Claims.................................................   27


ARTICLE XI     RETENTION OF JURISDICTION...................................   28


ARTICLE XII    MISCELLANEOUS PROVISIONS....................................   30

      12.1  Effectuating Documents and Further Transactions................   30
      12.2  Corporate Action...............................................   30
      12.3  Exemption from Transfer Taxes..................................   30
      12.4  Bar Dates for Administrative Claims............................   30
      12.5  Payment of Statutory Fees......................................   31
      12.6  Amendment or Modification of the Plan..........................   31
      12.7  Severability of Plan Provisions................................   31
      12.8  Successors and Assigns.........................................   31
      12.9  Plan Documents.................................................   31
      12.10 Revocation, Withdrawal or Non-Consummation.....................   31
      12.11 Notice.........................................................   32
      12.12 Governing Law..................................................   32
      12.13 Tax Reporting and Compliance...................................   32
      12.14 Schedules......................................................   32
      12.15 Dissolution of Committee(s)....................................   32
      12.16 Section 1145 Exemption.........................................   33

                                  INTRODUCTION

      Lason, Inc. ("LSON" or the "Company"), and each of its direct or indirect debtor subsidiaries listed on Schedule 1 hereto, propose the following joint plan of reorganization pursuant to the provisions of Chapter 11 of the Bankruptcy Code. Reference is made to the Disclosure Statement (as that term is defined herein), for a discussion of the debtors' history, business and operations, projections for those operations, risk factors, and certain related matters. The Disclosure Statement also provides a summary of this Plan.

                                    ARTICLE I

                    DEFINED TERMS AND RULES OF INTERPRETATION

      Defined Terms: As used herein, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

      1.1 ADMINISTRATIVE CLAIM means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under sections 503(b), 507(b) or, if applicable, 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including Claims related to taxes which accrued after the Petition Date, but excluding Claims related to taxes which accrued on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of title 28, United States Code; and (d) Claims under the DIP Credit Agreement.

      1.2 AGENT FOR THE DIP LENDERS means Bank One, Michigan, as agent for the DIP Lenders under the DIP Credit Agreement.

      1.3 ALLOWED means an Allowed Claim in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

      1.4 ALLOWED CLAIM means a Claim: (a) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court; or (b) as to which any objection has been settled, waived, withdrawn or denied by a Final Order; or (c) that is Allowed (i) by a Final Order; (ii) by an agreement between the Holder of such Claim and the Debtors or Reorganized Debtors; or
(iii) pursuant to the terms of this Plan.

      For purposes of computing distributions under this Plan, the term "Allowed Claim" shall not include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code, as provided for in the DIP Financing Documents or as otherwise expressly set forth in this Plan.

      1.5 AMENDED CERTIFICATES OF INCORPORATION AND BY-LAWS means the Reorganized Debtors' certificates of incorporation and by-laws or other similar organizational documents, as amended by the Plan, which shall be filed with the Bankruptcy Court as Plan Documents.

      1.6 BANKRUPTCY CODE means title 11, United States Code, as now in effect or hereafter amended.

      1.7 BANKRUPTCY COURT means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent any reference is made pursuant to Section 157 of Title 28 of the United States Code or the General Order of the District Court pursuant to Section 151 of Title 28 of the United States Code, the bankruptcy unit of such District Court.

      1.8 BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

      1.9 BUSINESS DAY means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

      1.10 CASH means legal tender of the United States of America and equivalents thereof.

      1.11 CHAPTER 11 CASES means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the cases under chapter 11 of the Bankruptcy Code commenced by Debtors in the Bankruptcy Court.

      1.12 CLAIM means a "claim," as defined in section 101(5) of the Bankruptcy Code.

      1.13 CLAIMS OBJECTION DEADLINE means the last day for Filing objections to Claims to be established by order of the Bankruptcy Court.

      1.14 CLASS means a category of holders of Claims or Interests, as described in Article II hereof.

      1.15 COMPANY SALE PROCEEDS means the percentage of aggregate net cash proceeds from the sale of Company business units or other assets to be retained by the Company in an amount as agreed between the Debtors and the Prepetition Lenders.

      1.16 CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

      1.17 CONFIRMATION HEARING means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

      1.18 CONFIRMATION ORDER means the order of the Bankruptcy Court, in form and substance satisfactory to Debtors and the Prepetition Agent, confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

      1.19 CONVENIENCE CLAIM means an unsecured, nonpriority Claim as of the Petition Date in the amount of $100.00 or less; provided, however, that if the holder of an unsecured, nonpriority Claim in an amount greater than $100.00, but not exceeding $1000.00 shall make an election to reduce such Claim to $100.00, such Claim shall be treated as a Convenience Claim for all purposes. Such election shall be made on the ballot for accepting or rejecting the Plan, completed and returned within the time fixed by order of the Court.

      1.20 CRITICAL EMPLOYEE RETENTION PLAN ORDER means the Order Granting in Part Debtors' Amended Motion for an Order Authorizing Key Manager Incentive Program and Modification of Employee Retention Plan, and Granting Related Relief dated January __, 2001, as entered by the Bankruptcy Court.

      1.21 DEBTOR(S) means, individually, the Company or any Subsidiary Debtor and, collectively, all of the Company and each of the Subsidiary Debtors listed on Schedule 1 hereto.

      1.22 DIP CREDIT AGREEMENT means the $5 million debtor in possession credit facility entered into by LSON and the Subsidiary Debtors, as borrowers dated January __, 2001, and the DIP Lenders, as amended, modified or supplemented, and as approved by order of the Bankruptcy Court dated February __, 2002.

      1.23 DIP FINANCING DOCUMENTS means the DIP Credit Agreement, and all exhibits, schedules, annexes and related documents.

      1.24 DIP LENDERS means those entities identified as "Lenders" in the DIP Credit Agreement and their respective successors and assigns.

      1.25 DIP LENDER CLAIMS means all Claims of the Agent for the DIP Lenders and the DIP Lenders arising out of the DIP Financing Documents.

      1.26 DISBURSING AGENT means any person or entity designated by the Reorganized Debtors and acceptable to the Prepetition Agent to serve as disbursing agent under the Plan.

      1.27 DISBURSING AGENT ESCROW INSTRUCTIONS means the agreement between the Reorganized Debtors and the Disbursing Agent to be filed as set forth in Section
12.9 hereof, pursuant to which the Disbursing Agent shall agree to hold the New Common Stock for the benefit of the Holders of Allowed General Unsecured Claims for a one (1) year period following the Effective Date and, upon the expiration of such period, distribute such shares to Holders of Allowed General Unsecured Claims consistent with the terms of this Plan.

      1.28 DISCLOSURE STATEMENT means that certain disclosure statement, including all exhibits and schedules thereto, as amended or supplemented from time to time, relating to this Plan as approved by order of the Bankruptcy Court.

      1.29 DISPUTED CLAIM means any Claim as to which the Debtors have interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any claim otherwise disputed by the Debtors in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

      1.30 DISPUTED CLAIM AMOUNT means (a) with respect to contingent or unliquidated Claims, the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Claim in accordance with section 502(c) of the Bankruptcy Code; or (b) the amount set forth in a timely Filed proof of claim.

      1.31 DISPUTED CLAIMS RESERVE means the reserve established pursuant to the Plan and maintained for and on account of Disputed Claims.

      1.32 DISTRIBUTION DATE means the date, within 30 days after the Effective Date, upon which the initial distributions will be made to Holders of Allowed Claims.

      1.33  DISTRIBUTION RECORD DATE means the Confirmation Date.

      1.34 EFFECTIVE DATE means the Business Day the Plan becomes effective as provided in Section 9.2 hereof.

      1.35 ESTATE(S) means, individually, the estate of LSON or any Subsidiary Debtor and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

      1.36  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      1.37 EXECUTIVE MANAGEMENT INCENTIVE means (a) 3,750,000 shares of New Common Stock of Reorganized LSON to be issued by the Reorganized Debtors to the Executive Management Incentive Plan Participants pursuant to (and subject to the terms and conditions of) the Executive Management Incentive Plan; and (b) the Sale Incentive Bonus payable in cash to the Executive Management Incentive Plan Participants.

      1.38 EXECUTIVE MANAGEMENT INCENTIVE PLAN means the stock and cash incentive plan to be adopted by the board of directors of Reorganized LSON on the Effective Date and providing for the distribution of the Executive Management Incentive. The Executive Management Incentive Plan will be in form and substance satisfactory to the Debtors and the Prepetition Agent and filed as set forth in Section 12.9 hereof.

      1.39 EXECUTIVE MANAGEMENT INCENTIVE PLAN PARTICIPANTS means the employees of the Reorganized Debtors entitled to participate in the Executive Management Incentive Plan as identified therein.

      1.40  FEE CLAIM means an Administrative Claim arising or asserted under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date.

      1.41 FILE, FILED OR FILING means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

      1.42 FINAL ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for re-argument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or the Reorganized Debtors or, in the event that an appeal, writ of certiorari or re-argument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, re-argument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

      1.43 GENERAL UNSECURED CLAIMS means an unsecured, nonpriority Claim other than a Key Manager Claim, Intercompany Claim, or Convenience Claim.

      1.44  HOLDER means an entity holding a Claim or Interest.

      1.45 IMPAIRED means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

      1.46 INTERCOMPANY CLAIM means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor, or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

      1.47 INTEREST means the legal, equitable, contractual and other rights of the Holders of any (i) Preferred Stock, (ii) Old Common Stock, (iii) Old Rights and Warrants, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; (c) stock options, warrants and put rights; and (d) share-appreciation rights', or (iv) any other stock right, whether preferred or common, pertaining or relating in any way to the Company.

      1.48 KEY MANAGER means those business unit managers of the Company identified on Schedule 2 hereto which have entered into post-petition employment and lock-up agreements with the Debtors pursuant to and in accordance with the Critical Employee Retention Plan Order.

      1.49 KEY MANAGER CLAIM means an unsecured, nonpriority Claim of a Key Manager arising under or related to such person's prepetition employment and/or earnout agreement with the Company or otherwise.

      1.50 LITIGATION CLAIMS means the Claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any person or entity under the Bankruptcy Code or any non-bankruptcy law.

      1.51 NET SALE PROCEEDS means the net proceeds generated from the sale of Company business units or other assets which occurred or occur from November _, 2001 to the Effective Date less any such proceeds actually distributed prior to the Effective Date to (a) the DIP Lenders on account of the DIP Lender Claims,
(b) the Company on account of Company Sale Proceeds, and (c) the Executive Management Incentive Plan Participants on account of the Sale Incentive Bonus.

      1.52 NEW COMMON STOCK means the 26,250,000 shares of common stock of Reorganized LSON to be authorized pursuant the Plan and issued to the Disbursing Agent pursuant to the terms of the Disbursing Agent Escrow Instructions.

      1.53 NEW SENIOR SECURED NOTES means the secured notes of the Reorganized Debtors in an amount equal to $90,000,000, maturing five years after the Effective Date and bearing interest at the Agent's prime rate on the Effective Date plus 2.5% (floating), to be issued and distributed pursuant to the Plan on the Effective Date to the Holders of Secured Lender Claims and governed by the terms of the Amendment to the Prepetition Credit Agreement to be filed as set forth in Section 12.9 hereof. The amount of the New Senior Secured Notes shall be reduced by the Net Sale Proceeds received by the Prepetition Lenders prior to the Effective Date, and thereafter as set forth in the Amendment to the Prepetition Credit Agreement.

      1.54 NEW JUNIOR NOTE means the non-interest bearing, unsecured note in the principal amount of $5.5 million of the Reorganized Debtors to be distributed on the Effective Date to the Trustee for the benefit of Holders of the Key Manager Claims who will hold undivided interests in such note and governed by the terms of the Junior Note Indenture to be filed as set forth in
Section 12.9 hereof.

      1.55 NON-TAX PRIORITY CLAIM means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

      1.56 OFFICIAL COMMITTEE means the Official Committee of Unsecured Creditors that was appointed in these Chapter 11 Cases on or about December 18, 2001, pursuant to section 1102 of the Bankruptcy Code by the United States Trustee.

      1.57 OLD COMMON STOCK means the common stock of the Company issued and outstanding immediately prior to the Petition Date, including treasury stock.

      1.58 OLD RIGHTS AND WARRANTS means all options, warrants, call, rights, puts, awards or other agreements to acquire the Old Common Stock outstanding immediately prior to the Petition Date.

      1.59 OLD SECURED NOTES means those notes issued under the Prepetition Credit Agreement and held by the Prepetition Lenders.

      1.60 OTHER SECURED CLAIM means a Claim (other than an Administrative Claim) that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of a setoff, pursuant to section 553 of the Bankruptcy Code, other than the Secured Lender Claims.

      1.61 PENSION PLAN means that certain 401K plan for certain of the Debtors' employees which is covered by Title IV of the Employment Retirement Security Act of 1974, as amended ("ERISA") (29 U.S.C. Section 1301, et seq.).

      1.62 PETITION DATE means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

      1.63 PLAN means this chapter 11 plan of reorganization and all supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

      1.64 PLAN DOCUMENT means the documents and form of documents specified in the Plan to be filed as set forth in Section 12.9 hereof.

      1.65 PREFERRED STOCK means, collectively, the preferred stock of the Company and any other warrants or options in respect thereto, issued and outstanding as of the Petition Date.

      1.66 PREPETITION AGENT means the agent for the Prepetition Lenders under the Prepetition Credit Agreement.

      1.67 PREPETITION CREDIT AGREEMENT means the Third Amended and Restated Credit Agreement dated as of August 16, 1999 among LSON, Lason Canada Company and Lason U.K., Ltd., as borrowers, the Prepetition Lenders, as lenders, Bank One, Michigan, as administrative agent and Comerica Bank, as syndication agent, as amended.

      1.68 PREPETITION LENDERS means the entities identified as "Lenders" under the Prepetition Credit Agreement and their respective successors and assigns.

      1.69 PRIORITY TAX CLAIM means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

      1.70 PROFESSIONAL means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and
(b) any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

      1.71 REORGANIZED DEBTORS means the Debtors or any successors thereto by merger, consolidation, or otherwise, on or after the Effective Date.

      1.72  REORGANIZED LSON means LSON, on or after the Effective Date.

      1.73 REORGANIZED SUBSIDIARY DEBTORS means the Subsidiary Debtors, on or after the Effective Date.

      1.74 SALE INCENTIVE BONUS means the cash portion of the Executive Management Incentive payable to the Executive Management Incentive Plan Participants and calculated as a percentage of net proceeds from the sale of Company business units or other assets as set forth in the Executive Management Incentive Plan.

      1.75 SECURED LENDER CLAIM means individually, a Claim of a Prepetition Lender under the Prepetition Credit Agreement and, collectively, the Claims of the Prepetition Lenders under the Prepetition Credit Agreement, including Claims for principal, accrued but unpaid interest through the Petition Date, and fees and expenses payable under the Prepetition Credit Agreement, which shall be allowed in the amount of $262,000,000.

      1.76 SECURITIES ACT means the Securities Act of 1933, 15 U.S.C. Sections 77c-77aa, as now in effect or hereafter amended.

      1.77 SECURITIES CLAIMS means a claim arising from rescission of a purchase or sale of a security of the Debtors, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

      1.78 SUBSIDIARY DEBTORS means, individually or collectively, a Debtor or Debtors (other than LSON), as listed in Schedule 1 hereto.

      1.79 SUBSIDIARY INTERESTS means, collectively, the issued and outstanding shares of stock or other equity interests of the Subsidiary Debtors, as of the Petition Date.

      1.80 SUBSTANTIVE CONSOLIDATION ORDER means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases for the limited purpose and to the extent provided in Section 4.1 of the Plan.

      1.81 TRUSTEE means that person serving as trustee for the holders of the New Junior Note subject to the terms of the Junior Note Indenture.

      1.82 UNIMPAIRED CLAIM means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

      RULES OF INTERPRETATION AND COMPUTATION OF TIME. For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (d) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (e) all references in this Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to this Plan; (f) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (h) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (i) in computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

      This Plan constitutes a single plan of reorganization for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

      2.1   UNCLASSIFIED CLAIMS (not entitled to vote on the Plan).

      (a)   Administrative Claims.

      (b)   Priority Tax Claims.

      2.2 UNIMPAIRED CLASSES OF CLAIMS (deemed to have accepted the Plan and, therefore, not entitled to vote).

      Class 1: Non-Tax Priority Claims. Class 1 consists of all Non-Tax Priority Claims.

      2.3   IMPAIRED CLASSES OF CLAIMS (entitled to vote on the Plan).

      (a) Class 2A: Secured Lender Claims. Class 2A consists of all Secured Lender Claims.

      (b) Class 2B: Other Secured Claims. Class 2B consists of all Other Secured Claims. For convenience of identification, the Plan classifies all Other Secured Claims in Class 2B as a single class. This Class is actually a group of subclasses, and each Other Secured Claim has been placed in a separate subclass as identified on Schedule III hereto. Each subclass is treated hereunder as a distinct Class for voting and distribution purposes.

      (c)   Class 3: Convenience Claims. Class 3 consists of all Convenience
Claims.

      (d)   Class 4: Key Manager Claims. Class 4 consists of all Key Manager
Claims.

      (e) Class 5: General Unsecured Claims. Class 5 consists of all General Unsecured Claims.

      2.4 IMPAIRED CLASSES OF INTERESTS (Classes 6, 7, 8, and 9 are deemed to have rejected the Plan and, therefore, will not be entitled to vote to accept or reject the Plan; Class 10 is entitled to vote on the Plan).

      (a) Class 6: Preferred Stock Interests. Class 6 consists of all Interests directly arising from, under, or relating in any way to, Preferred Stock.

      (b) Class 7: Old Common Stock Interests. Class 7 consists of all Interests directly arising from, under, or relating in any way to, Old Common Stock.

      (c)   Class 8: Securities Claims. Class 8 consists of all Securities
Claims.

      (d) Class 9: Old Rights and Warrants. Class 9 consists of all Interests directly arising from, under, or relating in any way to the Old Rights and Warrants.

      (e) Class 10: Subsidiary Interests. As to each Debtor, Class 10 consists of all Subsidiary Interests of such Debtor.

                                   ARTICLE III

                        TREATMENT OF CLAIMS AND INTERESTS

      3.1   UNCLASSIFIED CLAIMS.

      (a) Administrative Claims. Subject to the provisions of sections 330(a), 331 and 503(b) of the Bankruptcy Code, each Administrative Claim shall be paid by the Debtors, at their election, (A) in full, in Cash, in such amounts as are owing in the ordinary course of business by the Debtors, or in such amounts as such Administrative Claim is Allowed by the Bankruptcy Court upon the later of
(x) the Effective Date, (y) the date upon which there is a Final Order allowing such Administrative Claim, or (z) the date on which such Administrative Claim becomes due in the ordinary course of business, or (B) upon such other terms as may be agreed upon between the Holder of such Administrative Claim and the Debtors.

            (i) Professional Fees. All final applications for Professional Fee Claims for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall be filed no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court.

            (ii) Claims Under the DIP Credit Agreement. All DIP Lender Claims shall be deemed Allowed Claims on the Effective Date if and to the extent that any DIP Lender Claims remain unpaid as of such date. On the Effective Date, all DIP Lender Claims shall be paid in full (A) in Cash or (B) as provided in the DIP Financing Documents if and to the extent that any DIP Lender Claims remain unpaid as of such date.

      (b) Priority Tax Claims. The legal and equitable rights of the Holders of Priority Tax Claims are unaltered by the Plan. On, or as soon as reasonably practicable after, the later of (i) the Distribution Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim at the election of the Debtors or the Reorganized Debtors (A) Cash equal to the amount of such Allowed Priority Tax Claim; (B) such other treatment as to which the Debtors or the Reorganized Debtors and the Holder of such Allowed Priority Tax Claims shall have agreed upon in writing; or (C) such other treatment as may be permitted so as to render the Holder of such Priority Tax Claim unimpaired pursuant to section 1124 of the Bankruptcy Code; provided, however, that any Allowed Priority Tax Claim not due and owing on the Distribution Date will be paid in accordance with this section when such Claim becomes due and owing.

      3.2   UNIMPAIRED CLASSES OF CLAIMS.

      Class 1. Non-Tax Priority Claims. The legal and equitable rights of the Holders of Allowed Non-Tax Priority Claims are unaltered by the Plan. As soon as reasonably practicable after the later of (i) the Distribution Date, (ii) the date on which such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, or (iii) the date on which such Non-Tax Priority Claim becomes due and owing in the ordinary course of the Debtors' business, each Holder of an Allowed Non-Tax Priority Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Non-Tax Priority Claim at the election of the Debtors (A) Cash equal to the amount of such Allowed Non-Tax Priority Claim; (B) such other treatment as to which the Debtors or the Reorganized Debtors and the Holder of such Allowed Non-Tax Priority Claim have agreed upon in writing; or (C) such other treatment as may be permitted so as to render the Holder of such Non-Tax Priority Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

      Any default with respect to any Non-Tax Priority Claim that existed immediately prior to the Petition Date will be deemed cured on the Effective Date.

      3.3   IMPAIRED CLASSES OF CLAIMS.

      (a) Class 2A: Secured Lender Claims. As soon as reasonably practicable after the Distribution Date, each Holder of an Allowed Secured Lender Claim shall receive its pro rata share of the New Senior Secured Notes payable in accordance with their terms pursuant to the Amendment to the Prepetition Credit Facility on account of its Allowed Secured Lender Claim. All distributions on account of Secured Lender Claims shall be made to the Prepetition Agent for distribution to the Holders of Allowed Secured Lender Claims.

      (b) Class 2B: Other Secured Claims. As soon as practicable after the later of (i) the Distribution Date or (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim shall receive at the election of the Debtors in full satisfaction, settlement of, and in exchange for, its Allowed Claim, (A) Cash equal to the amount of such Allowed Other Secured Claim, payable in equal annual installments commencing one (1) year from the Effective Date over the latter of (y) three years from the Effective Date, or (z) the term of the original obligation evidencing such Allowed Other Secured Claim; (B) the collateral securing such Allowed Other Secured Claim, or (C) such other treatment as to which the Debtors or Reorganized Debtors and the Holder of such Allowed Other Secured Claim shall have agreed upon in writing. To the extent that the Holder of an Other Secured Claim asserts a deficiency claim arising under Section 506(a) of the Bankruptcy Code, such deficiency claim shall be classified and treated as a Class 5 General Unsecured Claim.

      (c) Class 3: Convenience Claims. As soon as a practicable after the later of (i) the Distribution Date or (ii) the date on which a Convenience Claim becomes an Allowed Convenience Claim, the Holder of such Claim shall receive in full satisfaction, settlement of, and in exchange for its Allowed Convenience Claim, payment in the amount of 25% of its Allowed Convenience Claim in Cash.

      (d) Class 4: Key Manager Claims. As soon as practicable after the later of (i) the Distribution Date or (ii) the date on which such Key Manager Claim becomes an Allowed Key Manager Claim, each Holder of an Allowed Key Manager Claim shall participate in the New Junior Note issued to the Trustee under the Plan in an amount as determined by the Debtors, in full satisfaction, settlement of, and in exchange for its Key Manager Claim.

      (e) Class 5: General Unsecured Claims. As soon as practicable after the later of (i) the Distribution Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement of, and in exchange for, its Allowed Claim, its pro rata share of 26,250,000 shares of New Common Stock, which shall be issued to the Disbursing Agent and held for the benefit of Holders of General Unsecured Claims pursuant to the Disbursing Agent Escrow Instructions.

      3.4   IMPAIRED CLASS OF INTERESTS.

      (a) Class 6: Preferred Stock Interests. On the Effective Date, the Preferred Stock Interests shall be extinguished and cancelled and no distributions shall be made to the Holders thereof on account of such Preferred Stock Interests under the Plan.

      (b) Class 7: Old Common Stock Interests. On the Effective Date, the Old Common Stock Interests shall be extinguished and cancelled and there shall be no distributions shall be made to the Holders of such Old Common Stock Interests under the Plan.

      (c) Class 8: Securities Claims: The Holders of Allowed Securities Claims will receive no distributions on account of their Claims, if any, under the Plan.

      (d) Class 9: Old Rights and Warrants. On the Effective Date, the Old Rights and Warrants will be extinguished and cancelled and the Holders of Old Rights and Warrants shall not receive any distribution or retain any rights on account of such Interests under the Plan.

      (e) Class 10: Subsidiary Interests. On the Effective Date, all Subsidiary Interests (direct and indirect) in each Reorganized Subsidiary Debtor shall vest in Reorganized LSON and each Reorganized Subsidiary Debtor shall be vested with Subsidiary Interests (if any) in any other Reorganized Subsidiary Debtor equivalent to the Subsidiary Interests (if any) that had been held by the corresponding Subsidiary Debtor.

      3.5 RETENTION OF DEFENSES REGARDING CLAIMS. Except as otherwise provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Claims.

                                   ARTICLE IV

                      MEANS FOR IMPLEMENTATION OF THE PLAN

      4.1 LIMITED SUBSTANTIVE CONSOLIDATION FOR PURPOSES OF TREATING IMPAIRED CLAIMS.

      (a) Substantive Consolidation. The Substantive Consolidation Order shall contain one or more provisions substantively consolidating the Estates solely for the purposes of treating Class 2A, 3, 4 and 5 Claims under the Plan, including for voting, confirmation and distribution purposes. The Plan does not contemplate the substantive consolidation of the Estates with respect to the other Classes of Claims or Interests set forth in the Plan, or for any other purpose. On the Effective Date and except as otherwise provided in the Plan, (i) all guarantees of any Debtor of the payment, performance or collection of another Debtor with respect to Class 2A, 3, 4 and 5 Claims shall be deemed eliminated and cancelled, (ii) any obligation of any Debtor and all guaranties with respect to Class 2A, 3, 4 and 5 Claims thereof executed by one (1) or more of the other Debtors shall be treated as a single obligation and any obligation of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations shall be treated and Allowed only as a single Claim against the consolidated Debtors, and (iii) each Class 2A, 3, 4 and 5 Claim filed or to be filed against any Debtor shall be deemed filed against the consolidated Debtors and shall be deemed a single Class 2A, 3, 4 and 5 Claim against and a single obligation of the consolidated Debtors. On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Class 2A, 3, 4 and 5 Claims based upon guaranties of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect. Except as set forth in this Section 4.1, such substantive consolidation shall not (other than for purposes related to the Plan) (w) affect the legal and corporate structures of the Reorganized Debtors, (x) cause any Debtor to be liable under the Plan for any Claim for which it otherwise is not liable, and the liability for any such Claim shall not be affected by such substantive consolidation, (y) affect Intercompany Claims of Debtors against Debtors, or (z) affect Interests in Subsidiary Debtors. On the Effective Date, the Intercompany Claims of Debtors against Debtors shall be reinstated or discharged and satisfied, at the option of the Reorganized Debtors by contributions, distributions or otherwise. On the Effective Date, except as otherwise expressly provided for in the Plan, the Interests in the Subsidiary Debtors shall remain outstanding.

      (b) Substantive Consolidation Order. Unless the Bankruptcy Court has approved the substantive consolidation of the Estates by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors as provided in Section 4.1(a) hereof. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by the Plan as provided herein on or before the deadline for objection to confirmation of the Plan, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Estates and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

      4.2 CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED DEBTORS. After the Effective Date, the Reorganized Debtors shall continue to exist as separate legal entities in accordance with applicable law in the respective jurisdictions in which they are incorporated or organized and pursuant to their respective Amended Certificates of Incorporation and By-Laws. Notwithstanding anything to the contrary in this Plan, including Section 4.1 hereof as to substantive consolidation, the Unimpaired Claims of a particular Debtor or Reorganized Debtor shall remain the obligations solely of such Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor by virtue of the Plan, the Chapter 11 Cases or otherwise. Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Debtors, including all Litigation Claims and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and interests subject, however, to all claims, liens, charges and other encumbrances arising under the Amendment to the Prepetition Credit Agreement to be filed as set forth in
Section 12.9 hereof. On and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and, subject to Article VIII hereof, compromise or settle any Claims, without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

      4.3   CORPORATE GOVERNANCE, DIRECTORS AND CORPORATE ACTION.

      (a) Certificates of Incorporation and By-laws. The Amended Certificates of Incorporation and By-Laws shall satisfy the provisions of the Plan and the Bankruptcy Code (as so amended, the "Amended Certificates of Incorporation and By-laws"), and shall include, among other things, (i) pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code; and (ii) authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, the Reorganized Debtors may amend and restate the Amended Certificates of Incorporation and Bylaws as permitted by applicable law.

      (b) Directors of the Reorganized Debtors. On the Effective Date, the board of directors of Reorganized LSON shall have five (5) members, consisting of Ronald D. Risher, one (1) director designated by the board of LSON and three
(3) directors which may be designated by the Prepetition Agent. Unless otherwise directed by the board of directors of Reorganized LSON, the board of directors of each of the Reorganized Subsidiary Debtors shall be the same as the board of Reorganized LSON. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Prepetition Agent will disclose, not later than five (5) days prior to the Confirmation Date, the identity and affiliations of the persons proposed by it to serve on the initial board of directors of Reorganized LSON, or will notify the Debtors that it does not intend to make any such appointment and, in which case, the board of LSON shall make such appointment. Subject to the Amended Certificates of Incorporation and By-Laws and applicable non-bankruptcy law, the Prepetition Agent shall designate the length of term of its designated directors. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificates of Incorporation and By-laws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation and By-laws, the other constituent documents of the Reorganized Debtors, and applicable law. The board of directors of LSON serving immediately prior to the Effective Date (i) shall appoint the nominee directors for the board of directors of Reorganized LSON, as herein provided, and (ii) will be deemed to have resigned on the Effective Date.

      (c) Corporate Action. On the Effective Date, the adoption of the Amended Certificates of Incorporation or similar constituent documents, the selection of directors and officers for the Reorganized Debtors, the execution of and entry into the Amendment to the Prepetition Credit Agreement, Junior Note Indenture, Executive Management Incentive Plan and Disbursing Agent Escrow Instructions and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors and members of the boards of directors of the Debtors or the Reorganized Debtors are authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan.

      4.4 CANCELLATION OF NOTES, INSTRUMENTS AND STOCK. On the Effective Date, except as otherwise provided for herein, (i) the Prepetition Credit Agreement, Old Secured Notes, Preferred Stock, Old Common Stock, the Old Rights and Warrants, any other notes, indentures or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor, except such notes or other instruments evidencing indebtedness or obligations of a Debtor that are reinstated or amended and restated under the Plan, shall be cancelled, and (ii) the obligations of the Debtors under any agreements, indentures or certificates of designation governing such indebtedness and Interests and any other notes, indentures or other instruments or documents (including the obligations of the Debtors under the Old Secured Notes or related to Other Secured Claims) evidencing or creating any indebtedness or obligations of a Debtor shall be discharged, except for such notes or other instruments evidencing indebtedness or obligations of a Debtor that are reinstated or amended and restated under the Plan. As of the Effective Date, all Preferred Stock, Old Common Stock, Old Rights and Warrants and any Interests that have been authorized to be issued but that have not been issued shall be deemed cancelled and extinguished without any further action of any party.

      4.5 ISSUANCE OF NEW SECURITIES AND RELATED DOCUMENTS. On the Effective Date, the Company shall issue the New Common Stock, New Senior Secured Notes and New Junior Note to be distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule. All documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including without limitation, the Amendment to the Prepetition Credit Facility and Junior Note Indenture, shall become effective and binding in accordance with their respective terms and conditions.

      4.6 EXECUTIVE MANAGEMENT INCENTIVE PLAN. On the Effective Date, Reorganized LSON shall be authorized and directed to adopt, execute and perform its obligations pursuant to the Executive Management Incentive Plan, including, without limitation, the distribution of New Common Stock and Sale Incentive Bonus to the Executive Management Incentive Plan Participants in accordance with the terms thereof.

      4.7 SOURCES OF CASH FOR PLAN DISTRIBUTIONS. Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, Company Sale Proceeds or the operations of the Debtors and the Reorganized Debtors.

      4.8 RISK MANAGEMENT PROGRAM. On the Effective Date, the Reorganized Debtors shall secure directors and officers liability insurance and adopt a risk management program designed, among other things, to provide adequate protection to the directors and officers of Reorganized LSON from liabilities based on past, present or future activities of the Debtors or the Reorganized Debtors.

      4.9 ASSET SALES. On and after the Effective Date, the Debtors shall engage in one or more mandatory sales of individual business units/assets of reorganized Lason, each of which shall be subject to the consent of the Prepetition Agent pursuant to the provisions of the Amendment to the Prepetition Credit Facility, and the consent of the DIP Lenders in accordance with the terms and conditions of the DIP Financing Agreement. The proceeds of such sales shall be applied to reduce the amount of the New Senior Notes issued under the Plan in accordance with the Amendment to the Prepetition Credit Facility.

                                    ARTICLE V

                       ACCEPTANCE OR REJECTION OF THE PLAN

      5.1 CLASSES ENTITLED TO VOTE. Classes 2A, 2B, 3, 4, 5 and 10 are entitled to vote to accept or reject the Plan. Ballots shall be cast and tabulated on a consolidated basis, in accordance with the expected limited substantive consolidation of the Debtors' Estates and Chapter 11 Cases. Classes 6, 7, 8 and 9 are deemed by operation of law to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan. The Holders of Claims in Class 1 is unimpaired under the Plan and are deemed by operation of law to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

      5.2 CRAMDOWN. The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to Classes 2A, 2B, 3, 4, 5 and 10 (if it is rejected by such Classes or any subclass therein) and with respect to Classes 6, 7, 8 and 9.

                                   ARTICLE VI

                       PROVISIONS GOVERNING DISTRIBUTIONS

      6.1 DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Articles III, VI and VIII of this Plan. Notwithstanding the date on which any distribution of securities is made to a Holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

      6.2 INTEREST ON CLAIMS. Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, other than the DIP Lender Claims, and no Holder of any other Claim shall be entitled to interest accruing on or after the Petition Date on any such Claim.

      6.3 DISTRIBUTIONS BY REORGANIZED DEBTORS. Except as otherwise provided below, the Reorganized Debtors or the Disbursing Agent shall make all distributions required to be distributed under the Plan in accordance with the terms hereof. Distributions on account of

Secured Lender Claims shall be made to the Prepetition Agent. Distributions on account of DIP Lender Claims shall be made to the Agent for the DIP Lenders. Distributions on account of the Key Manager Claims shall be made to the Trustee. Distributions on account of General Unsecured Claims shall be made to the Disbursing Agent and held subject to the Disbursing Agent Escrow Instructions. The Reorganized Debtors may employ or contract with other entities to assist in or make the distributions required by the Plan.

      6.4   DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED
DISTRIBUTIONS.

      (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Debtors' records unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to the Bankruptcy Rules.

      (b)   Undeliverable and Unclaimed Distributions.

            (i) Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then current address.

            (ii) After Distributions Become Deliverable. The Reorganized Debtors shall make all distributions that have become deliverable or have been claimed since the Distribution Date as soon as practicable after such distribution has become deliverable.

            (iii) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within two (2) years after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors or their Estates, Reorganized Debtor or their property. In such cases, any Cash for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Reorganized Debtors free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock held for distribution by the Reorganized Debtors or the Disbursing Agent on account of such Claim shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Disbursing Agent or the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

      6.5 RECORD DATE FOR DISTRIBUTIONS. As of the close of business on the Distribution Record Date, the transfer register for the Old Common Stock, the Preferred Stock and the Old Rights and Warrants, as maintained by the Debtors, any applicable trustee or their respective agents, shall be closed. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and the Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

      6.6 COMPLIANCE WITH TAX REQUIREMENTS. Any federal, state or local withholding taxes or amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

      6.7 ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest. This subsection shall not be applicable to the Prepetition Lenders who may allocate distributions on account of their Allowed Secured Lender Claims at their own discretion.

      6.8 MEANS OF CASH PAYMENT. Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Reorganized Debtors, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

      6.9 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all distributions hereunder, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan (i) each Holder of an Allowed Claim or any Executive Management Plan Participant that is to receive a distribution of New Common Stock pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder or participant has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations.

      6.10 SETOFFS. The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, Litigation Claims that the Debtors or the Reorganized Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such Litigation Claim that the Debtors or the Reorganized Debtors may have against such Holder.

      6.11 FRACTIONAL SHARES. No fractional shares of New Common Stock shall be distributed, and the actual issuance of New Common Shares shall reflect a rounding up (in the case of .50 or more than .50) of such fraction to the nearest whole New Common Stock share or a rounding down of such fraction (in the case of less than .50).

      6.12 SURRENDER OF CANCELLED INSTRUMENTS. Except as provided below, as a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the instruments, securities or other documentation canceled pursuant to Section 4.4 hereof, the Holder of such Claim shall tender the applicable instruments, securities or other documentation evidencing such Claim to the Reorganized Debtors, unless waived in writing by the Debtors or the Reorganized Debtors. Any New Common Stock or Cash to be distributed by the Reorganized Debtors pursuant to the Plan on account of any such Claim shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 6.4(b) hereof.

      (a) Old Secured Notes. Each Holder of a Secured Lender Claim shall tender its Old Secured Notes to the Prepetition Agent as promptly as practicable following the Effective Date. All surrendered Old Secured Notes shall be marked as cancelled.

      (b) Failure to Surrender Cancelled Instruments. Any Holder of any note, instrument or security that fails to surrender or is deemed to have failed to surrender the applicable document or instrument required to be tendered hereunder within two years after the later of the Effective Date or that date on which such Holder's Claim becomes Allowed shall, subject to Section 6.13 hereof, have its Claim and its distribution pursuant to the Plan on account of such Old Secured Notes or other instrument or note discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such cases, any Cash, New Common Stock or New Senior Secured Notes held for distribution on account of such Claim shall be disposed of pursuant to Section 6.4 hereof.

      6.13 LOST, STOLEN, MUTILATED OR DESTROYED DEBT SECURITIES. In addition to any requirements under any other applicable agreement or any other instructions that may be provided by the Reorganized Debtor, any Holder of an Other Secured Claim evidenced by a note, instrument or security, that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such document or instrument, deliver to the Reorganized Debtors: (i) evidence reasonably satisfactory to the Reorganized Debtors of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by the Reorganized Debtors to hold it harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Other Secured Claim. Upon compliance with this Article VI by a Holder of an Other Secured Claim, such Holder, for all purposes under the Plan, shall be deemed to have surrendered such note, instrument or security. Holders of Secured Lender Claims shall comply with the terms of the Prepetition Credit Facility in the case of lost, stolen, mutilated or destroyed Old Senior Notes.

                                   ARTICLE VII

                        TREATMENT OF EXECUTORY CONTRACTS,
                       UNEXPIRED LEASES AND PENSION PLANS

      7.1 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those executory contracts and unexpired leases that (a) have previously been rejected by order of the Bankruptcy Court, (b) are the subject of a motion to reject pending on the Effective Date, (c) are identified on a list to be filed with the Bankruptcy Court on or before the Confirmation Date as to be rejected, or (d) are rejected pursuant to the terms of the Plan, including without limitation, as provided in Section 7.5(b) hereof. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VII shall re-vest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as otherwise provided in the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption.

      7.2 CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES. All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their Estates and property unless otherwise ordered by the Bankruptcy Court. All such Allowed Claims for which proofs of claim are required to be filed will be, and will be treated as, Allowed General Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under section 502(b) of the Bankruptcy Code or otherwise.

      7.3 CURE OF DEFAULTS OF ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

      7.4 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The obligations of the Debtors to indemnify any person or entity having served as one of their officers and directors, or currently serving as one of their directors, officers, or employees, by reason of such Person's or Entity's service in such capacity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors or the applicable states' general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. The Debtors' liability under such indemnification to those of its directors and officers not serving as of the Petition Date, however, shall be capped and not exceed the policy limits of any applicable directors and officers liability insurance or similar policy. If no such policy exists to cover such claim, or if such claim is expressly excluded from coverage under the applicable insurance policy, the Debtors shall have no obligation or liability under such indemnification and the Debtors shall be expressly released from any such indemnification claim hereunder.

      7.5   COMPENSATION AND BENEFIT PROGRAMS; EMPLOYMENT CONTRACTS; PENSION
PLAN.

      (a) Assumption of Programs and Policies. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of its subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, unless such contract, policy or program was previously rejected by the Debtors pursuant to Bankruptcy Court Order. The Debtors will continue the Pension Plan in accordance with ERISA and other applicable law. Notwithstanding section 1141(d)(1)(A) of the Bankruptcy Code and Section 10.3 of this Plan, confirmation of the Plan will not discharge the Debtors' liability under ERISA with respect to the Pension Plan.

      (b) Employment Contracts. Except as otherwise expressly provided in this Plan, each of the employment contracts between a Debtor and an employee of such Debtor will be rejected pursuant to the provisions of section 365 and 1123 of the Bankruptcy Code on the Effective Date, except for those employment contracts so identified by the Debtors on a list to be filed with the Bankruptcy Court on or before the Confirmation Date as executory contracts to be assumed or as previously assumed by order of the Bankruptcy Court. Any employment contracts assumed by the Debtors shall be deemed modified such that the transactions contemplated by the Plan shall be deemed not to constitute a "change of control" as defined in, and for the purposes of, the relevant employment contracts.

      (c) Reservation to Reject. In accordance with Section 7.1 hereof, the Debtors reserve the right to reject any compensation and benefit program, any employment contract or any other executory contract or unexpired lease prior to the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.

                                  ARTICLE VIII

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

      8.1 OBJECTION DEADLINE; PROSECUTION OF OBJECTIONS. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors or the Reorganized Debtors, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of the Claims to which objections are made;

provided, however, the Debtors and Reorganized Debtors shall not object to Claims Allowed pursuant to the Plan. Nothing contained herein shall limit the Reorganized Debtors' right to object to Claims, if any, filed or amended after the Claims Objection Deadline. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment (in the Bankruptcy Court or such other court having jurisdiction) the validity, nature and/or amount thereof.

      8.2 NO DISTRIBUTIONS PENDING ALLOWANCE. Notwithstanding any other provision of the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

      8.3 DISPUTED CLAIMS RESERVE. As soon as practicable after the Effective Date, the Reorganized Debtors shall establish the Disputed Claims Reserve by withholding from the initial distribution with respect to the Disputed Claims Reserve, (i) Cash calculated as if all Administrative Claims, Priority Tax Claims, and Classes 1, 3 and 2B Claims were Allowed Claims, and (ii) an amount of New Common Stock calculated as if all Class 5 Claims were Allowed Class 5 Claims, in an amount equal to one hundred percent (100%) of the distributions to which Holders of such Claims would be entitled if their Claims were allowed in their respective Disputed Claim Amount; provided, however, that the Debtors and the Reorganized Debtors shall have the right to file a motion seeking to modify any Disputed Claim Amounts.

      8.4 DISTRIBUTIONS AFTER ALLOWANCE. The Reorganized Debtors shall make payments and distributions from the Disputed Claims Reserve, as appropriate, to the Holder of any Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan, as soon as practicable after the date such Disputed Claim becomes an Allowed Claim. Such distributions shall be based upon the cumulative distributions that would have been made to the Holder of such Claim under the Plan if the Disputed Claim had been Allowed on the Effective Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, any Cash or New Common Stock that remains in the Disputed Claims Reserve, as applicable, shall be distributed (i) with respect to New Common Stock, to the Disbursing Agent and held for the benefit of Holders of Allowed Class 5 Claims; and (ii) with respect to the Cash, returned to the Reorganized Debtors for use as working capital or otherwise in their business. All distribution made under this Section 8.4 shall be made as if such Allowed Claim had been Allowed on the Effective Date.

                                   ARTICLE IX

                    CONFIRMATION AND CONSUMMATION OF THE PLAN

      9.1 CONDITIONS TO CONFIRMATION. The Bankruptcy Court shall not enter the Confirmation Order unless and until the Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and the Prepetition Agent. The Confirmation Order shall provide that:

            (i) the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

            (ii) the Reorganized Debtors are authorized to issue the New Common Stock, and enter into the Amendment to the Prepetition Credit Agreement, Junior Note Indenture, Disbursing Agent Escrow Agreement and Executive Management Incentive Plan; and

            (iii) the New Senior Secured Notes, New Junior Notes, and New Common Stock issued under the Plan in exchange for Claims against the Debtors or otherwise are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that Holders thereof are "underwriters" as that term is defined in section 1145 of the Bankruptcy Code.

      9.2 CONDITIONS TO EFFECTIVE DATE. The following are conditions precedent to the occurrence of the Effective Date:

      (a)   The Effective Date shall occur on or before             , 2002.

      (b) The Confirmation Order confirming the Plan, as such Plan may have been modified, shall be in full force and effect and shall not have been vacated, amended, modified or stayed, and if it is the subject of any appeal, reconsideration or other review, no stay of the Confirmation Order shall be in effect.

      (c) The following agreements, in form and substance satisfactory to the Reorganized Debtors, shall have been executed and delivered, and all conditions precedent to the effectiveness thereof shall have been satisfied:

            (i) Amended Certificates of Incorporation and By-Laws of the Reorganized Debtors;

            (ii) Amendment to the Prepetition Credit Agreement, Junior Note Indenture, and all documents provided for therein or contemplated thereby;

            (iii) Management Equity Incentive Plan; and

            (iv)  Disbursing Agent Escrow Agreement.

      (d) The Amended Certificates of Incorporation and By-Laws of the Reorganized Debtors, as necessary, shall have been filed with the applicable authority of each entity's jurisdiction of incorporation in accordance with such jurisdiction's corporation laws.

      (e) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

      (f) The new board of directors of Reorganized LSON shall have been appointed.

      9.3   WAIVER OF CONDITIONS. Each of the conditions set forth in Section
9.2 above may be waived in whole or in part by the Debtors with the consent of the Prepetition Agent without further notice to parties in interest or the Bankruptcy Court and without a hearing. The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

                                    ARTICLE X

                           EFFECT OF PLAN CONFIRMATION

      10.1 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, the Reorganized Debtors.

      10.2  RELEASES BY THE DEBTORS.

      (a) Released Claims. Except as set forth in Section 10.2(b) below, as of the Effective Date, the Debtors and Reorganized Debtors in their individual capacities and as debtors in possession will be deemed to release forever, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan, the Plan Documents and other agreements or documents delivered thereunder) whether known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against the Prepetition Agent, Prepetition Lenders, Agent for the DIP Lenders or DIP Lenders, current and former directors, officers and employees of the Debtors

      (b)   Unreleased Claims. Any release and waiver of claims set forth in
Section 10.2(a) above shall not be applicable to (i) avoidance actions against directors, officers and employees of the Debtors serving as of the Petition Date listed in section 550(a) of the Bankruptcy Code, (ii) obligations of such officers, director or employees to any of the Debtors in respect of borrowed money, employment contracts, or consulting contracts, (iii) the receipt by such officers, director or employee of transfers from the Debtors, direct or indirect, in connection with acquisitions by Debtors of subsidiaries, business enterprises or other material assets (or other express contractual obligations under such acquisition agreements), (iv) any acts or omissions that constitute gross negligence, fraud, or willful misconduct, and (v) claims against former officers and directors which are covered by and not excluded under any applicable directors and officers liability insurance or similar policy up to and in an amount not to exceed applicable policy limits.

      (c) Injunction Related to Releases. The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released in this Section 10.2 of this Plan.

      10.3 DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS. Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims (other than those Claims that are Unimpaired under the Plan) of any nature whatsoever against the Debtors or any of their assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims. Upon the Effective Date, the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims (other than Claims that are not Impaired), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, and the Old Secured Notes, the Preferred Stock, the Old Common Stock and Old Rights and Warrants, and all Interests relating to any of the foregoing, shall be terminated, extinguished and cancelled.

      10.4 PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT OF LITIGATION CLAIMS. Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. The Reorganized Debtors, as the successors in interest to the Debtors and the Estates, may enforce, sue on, settle or compromise any or all of the Litigation Claims or, in the exercise of their discretion, may determine not to pursue any or all Litigation Claims. The Reorganized Debtors shall retain and may enforce all defenses, counterclaims and rights asserted against the Debtors or their Estates.

      10.5 EXCULPATION AND LIMITATION OF LIABILITY. Neither the Debtors, the Official Committee, the Prepetition Lenders, the Prepetition Agent, the DIP Lenders, the Agent for the DIP Lenders, the Trustee nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents acting in such capacity, shall have or incur any liability to, or be subject to any right of action by, any person or entity, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their fraud, willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

      10.6 INJUNCTION. Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), or any of their property, on account of any such Claims or Interests and (ii) permanently enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors or their property on account of such Claims or Interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding;
(2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan and the Plan Documents. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim will be deemed to have specifications consented to the injunctions set forth in Section 10.6 of the Plan.

      10.7 TERM OF BANKRUPTCY INJUNCTION OR STAYS. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

      10.8  TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED
CLAIMS.

      (a) Consideration of Subordinated Claims. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, sections 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a Holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

      (b) Settlement and Compromise of Subordination Claims. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a Holder of a Claim, may have or any distribution to be made pursuant to the Plan on account of such Claim. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, and their respective properties and Holders of Claims, and is fair, equitable and reasonable.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

      Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

      (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

      (b) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or any Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

      (c) Resolve any matters related to the Critical Employee Retention Plan Order, including, without limitation, any dispute regarding a critical employee's performance in respect of the agreement that such person or entity must enter into with the applicable Debtor under the terms of the Critical Employee Retention Plan Order;

      (d) Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

      (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

      (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

      (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

      (h)   Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the

Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

      (i) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date, including all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code; provided, however, that from and after the Effective Date the payment of fees and expenses of the Reorganized Debtors, including counsel fees, shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

      (j) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

      (k)   Hear and determine Litigation Claims;

      (l) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

      (m) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

      (n) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

      (o) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

      (p) Hear and determine all matters related to the property of the Estates from and after the Confirmation Date;

      (q) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

      (r)   Enter an order closing the Chapter 11 Cases.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      12.1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Debtors or the Reorganized Debtors is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

      12.2 CORPORATE ACTION. Prior to, on or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or the Reorganized Debtors shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or the Reorganized Debtors are incorporated without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

      12.3 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under the Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; and transfers of tangible property, will not be subject to any stamp tax, recording tax, conveyance fee, personal property or intangible tax, real estate transfer tax, sales or use tax or other similar tax or governmental assessment, and the appropriate governmental entities are directed to accept for filing and recordation any of the foregoing instruments or documents without the payment of any such tax or governmental assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, the Plan.

      12.4 BAR DATES FOR ADMINISTRATIVE CLAIMS. The Confirmation Order will establish an Administrative Claims Bar Date for filing certain Administrative Claims (which shall not include Claims arising under the DIP Credit Agreement), which date will be sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Holders of asserted Administrative Claims that are subject to the Administrative Claims Bar Date shall submit requests for payment on or before such Administrative Claims Bar Date or forever be barred from doing so.

      12.5 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of title 28, United States Code shall be paid by the Debtors or the Reorganized Debtors as and when they become due.

      12.6 AMENDMENT OR MODIFICATION OF THE PLAN. Subject to section 1127 of the Bankruptcy Code, the Debtors reserve the right, to alter, amend or modify the Plan with consent of the Prepetition Agent at any time prior to or after the Confirmation Date but prior to the substantial consummation of the Plan. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

      12.7 SEVERABILITY OF PLAN PROVISIONS. If, prior to the Confirmation Date, any term or provision of the Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor with the consent of the Prepetition Agent, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      12.8 SUCCESSORS AND ASSIGNS. The Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, the Reorganized Debtors. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

      12.9 PLAN DOCUMENTS. The Plan Documents shall be filed with the Bankruptcy Court and delivered to counsel for the Prepetition Agent and the Agent for the DIP Lenders not later than five (5) days prior to the Confirmation date of the Hearing. Upon their filing, the Plan Documents may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Documents upon written request to the Company. The Plan Documents shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

      12.10 REVOCATION, WITHDRAWAL OR NON-CONSUMMATION. The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if confirmation or consummation of the Plan as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such

Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

      12.11 NOTICE. All notices, requests and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

            LASON, INC.
            1305 Stephenson Highway
            Troy, Michigan 48083
            Facsimile:  (312) 645-0570
            Attn:  Douglas S. Kearney

            with a copy to:

            MAYER, BROWN & PLATT
            190 South LaSalle Street
            Chicago, Illinois 60603-3491
            Facsimile:  (312) 701-7711
            Attn:  Lawrence K. Snider/Aaron L. Hammer

      12.12 GOVERNING LAW. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or other federal law is applicable, or to the extent a Plan Document, exhibit or schedule to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without giving effect to any principles of conflicts of law of such jurisdiction.

      12.13 TAX REPORTING AND COMPLIANCE. In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors, and the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Reorganized Debtors are hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

      12.14 SCHEDULES. All exhibits and schedules to the Plan and the Plan Documents are incorporated and are a part of the Plan as if set forth in full herein.

      12.15 DISSOLUTION OF COMMITTEE(S). On the Effective Date, any official committees appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, shall dissolve and shall have no further duties, except with respect to any appeal of the Confirmation Order.

      12.16 SECTION 1145 EXEMPTION. The offer, issuance, transfer or exchange of any security under the Plan (including, but not limited to, the New Senior Secured Notes, New Junior Notes, and New Common Stock), or the making or delivery of an offering memorandum or other instrument of offer or transfer under this Plan, shall be exempt from Section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security as and to the maximum extent provided in section 1145(a) of the Bankruptcy Code.

Dated: January 11, 2002             Respectfully submitted,

                                    LASON, INC.
                                    (for itself and on behalf of the
                                    Subsidiary Debtors)


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    ATTORNEYS FOR DEBTORS:

                                    Lawrence K. Snider, Esq
                                    Aaron L. Hammer, Esq.
                                    MAYER, BROWN & PLATT
                                    190 South LaSalle Street
                                    Chicago, Illinois  60603-3441
                                    (312) 782-0600

                                       and

                                    Robert S. Brady (No. 2847)
                                    Michael R. Nestor (No. 3526)
                                    YOUNG CONAWAY STARGATT & TAYLOR
                                    1000 West Street, 11th Floor
                                    Wilmington, Delaware  19899-0391
                                    (302) 571-6600

                                   SCHEDULE 1

                           LIST OF SUBSIDIARY DEBTORS


            Electronic Graphic Image systems, Inc.
            Fort Knox Escrow Services, Inc.
            Fort Knox Secured Data, Inc.
            Lason International, Inc.
            Lason Services, Inc.
            Lason Systems, Inc.
            Lason Systems PMC, Inc.
            MR Data Management, Inc.
            MR Technologies, Inc.





                                    Sch. 1-1

                                   SCHEDULE 2

                          [TO BE FILED AT A LATER DATE]

                                   SCHEDULE 3

                          [TO BE FILED AT A LATER DATE]